EXHIBIT 32.1

Certification of Principal Executive Officer
and Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Irwin Balaban, Chief Executive Officer and Principal Financial Officer of Robocom Systems International Inc. (the “Registrant”), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended May 31, 2009 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Irwin Balaban
Name: Irwin Balaban
Title: Chief Executive Officer and Principal Financial and Accounting Officer

August 07, 2009

_________________________

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Robocom Systems International Inc. and will be retained by Robocom Systems International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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